News Release

TransUnion Reports Third Quarter 2016 Results

CHICAGO, October 25, 2016 - TransUnion (NYSE: TRU, the “Company”) today announced financial results for the quarter ended September 30, 2016.
Total revenue was $438 million, an increase of 12 percent (13 percent on a constant currency basis) compared with the third quarter of 2015. Acquisitions accounted for a 2 percent increase in revenue. Net income attributable to TransUnion was $41 million compared with a net loss attributable to TransUnion of $4 million in the third quarter of 2015. Diluted Earnings per Share was $0.22 compared with $(0.02) in the third quarter of 2015.
Adjusted EBITDA was $167 million, an increase of 19 percent, both as reported and on a constant currency basis compared with the third quarter of 2015. Adjusted EBITDA margin was 38.1 percent, an increase of 210 basis points compared with the third quarter of 2015. Adjusted Diluted Earnings per Share was $0.38, an increase of 23 percent compared with the third quarter of 2015.

“TransUnion delivered another quarter of double-digit revenue, Adjusted EBITDA and Adjusted EPS growth resulting in 210 basis points of margin expansion that enabled us to again raise our guidance for 2016,” said Jim Peck, TransUnion’s president and chief executive officer. “The strong performance was broad-based and the result of consistently executing on our growth strategy, which is driven by our core business, new solutions, and faster growing verticals and geographies, and is enabling further investment in strategic growth initiatives that will continue to drive diversified top-line growth and strengthen our competitive position globally. We are confident that we will deliver a very strong 2016 and continue to be well positioned for 2017 and beyond.”
Segment Results
U.S. Information Services (USIS)
USIS revenue was $273 million, an increase of 14 percent compared with the third quarter of 2015.

•	Online Data Services revenue was $178 million, an increase of 15 percent over the prior year.

•	Marketing Services revenue was $41 million, an increase of 5 percent over the prior year.

•	Decision Services revenue was $54 million, an increase of 19 percent over the prior year.
Operating income was $64 million, an increase of 49 percent compared with the third quarter of 2015. Adjusted Operating Income was $90 million, an increase of 10 percent compared with the third quarter of 2015.
International
International revenue was $82 million, an increase of 20 percent (22 percent on a constant currency basis) compared with the third quarter of 2015. Acquisitions accounted for an 11 percent increase in revenue.

•	Developed markets revenue was $29 million, an increase of 17 percent both as reported and on a constant currency basis over the prior year.

•	Emerging markets revenue was $53 million, an increase of 21 percent (25 percent on a constant currency basis) over the prior year. Acquisitions accounted for a 17 percent increase in revenue.
Operating income was $14 million, an increase of 82 percent compared with the third quarter of 2015. Adjusted Operating Income was $27 million, an increase of 46 percent (48 percent on a constant currency basis) compared with the third quarter of 2015.

Consumer Interactive
Consumer Interactive revenue was $97 million, an increase of 2 percent compared with the third quarter of 2015.
Operating income was $41 million, an increase of 13 percent compared with the third quarter of 2015. Adjusted Operating Income was $42 million, an increase of 11 percent compared with the third quarter of 2015.
Liquidity and Capital Resources
Cash and cash equivalents were $138 million at September 30, 2016 and $133 million at December 31, 2015. Total debt, including the current portion of long-term debt, increased to $2.4 billion at September 30, 2016 compared with $2.2 billion at December 31, 2015, primarily due to financing the acquisition of Central de Informacion Financiera S.A. (“CIFIN”).
For the nine months ended September 30, 2016, cash provided by operating activities was $276 million compared with $206 million for the same period in 2015 due primarily to the increase in operating performance along with a decrease in cash interest expense. Cash used in investing activities was $442 million compared with $118 million for the same period in 2015 due primarily to an increase in cash used for acquisitions. Capital expenditures were $86 million compared with $96 million for the same period in 2015. Cash provided by financing activities was $168 million compared with a use of cash of $33 million for the same period in 2015 due primarily to additional borrowing in 2016 to finance acquisitions.

2016 Full Year Outlook

For the full year of 2016, we are raising our revenue, Adjusted EBITDA and Adjusted Diluted Earnings per Share guidance as follows. Consolidated revenue is expected to be between $1.690 billion and $1.695 billion, an increase of approximately 13 percent on a constant currency basis. Adjusted EBITDA is expected to be between $625 million and $627 million, an increase of approximately 20 percent on a constant currency basis. Adjusted EBITDA margin is expected to be approximately 37 percent, an increase of approximately 200 basis points. Adjusted Diluted Earnings per Share is expected to be between $1.42 and $1.43, an increase of 30 to 31 percent.

This guidance includes approximately 2 percent revenue growth from acquisitions as well as approximately 1 percent declines in revenue and Adjusted EBITDA due to foreign exchange rates.

2016 Fourth Quarter Outlook

The full year 2016 guidance above equates to fourth quarter 2016 guidance as follows. Consolidated revenue is expected to be between $421 million and $426 million, an increase of approximately 9 to 10 percent on a constant currency basis compared with the fourth quarter of 2015. Adjusted EBITDA is expected to be between $157.5 million and $159.5 million, an increase of approximately 15 to 16 percent on a constant currency basis. Adjusted Diluted Earnings per Share is expected to be between $0.34 and $0.35, an increase of approximately 11 to 15 percent.

This guidance includes approximately 3 percent revenue growth from acquisitions with approximately no differential in revenue and Adjusted EBITDA due to foreign exchange rates.
Earnings Webcast Details
In conjunction with this release, TransUnion will host a conference call and webcast today at 8:00 a.m. Central time to discuss the business results for the quarter and certain forward-looking information. This session may be accessed at www.transunion.com/tru. A replay of the call will also be available at this website following the conclusion of the call.

About TransUnion

TransUnion is a leading global risk and information solutions provider to businesses and consumers. The Company provides consumer reports, risk scores, analytical services and decisioning capabilities to businesses. Businesses embed its solutions into their process workflows to acquire new customers, assess consumer ability to pay for services, identify cross-selling opportunities, measure and manage debt portfolio risk, collect debt, verify consumer identities and investigate potential fraud. Consumers use its solutions to view their credit profiles and access analytical tools that help them understand and manage their personal information and take precautions against identity theft. www.transunion.com
Availability of Information on TransUnion’s Website
Investors and others should note that TransUnion routinely announces material information to investors and the marketplace using SEC filings, press releases, public conference calls, webcasts and the TransUnion Investor Relations website. While not all of the information that the Company posts to the TransUnion Investor Relations website is of a material nature, some information could be deemed to be material. Accordingly, the Company encourages investors, the media, and others interested in TransUnion to review the information that it shares on www.transunion.com/tru.
Non-GAAP Financial Measures
This earnings release presents certain growth rates on Schedule 1 assuming foreign currency exchange rates are consistent between years. This allows financial results to be evaluated without the impact of fluctuations in foreign currency exchange rates. This earnings release also presents Adjusted EBITDA, Adjusted EBITDA Margin, segment Adjusted Operating Income, segment Adjusted Operating Margin, Adjusted Effective Tax Rate, Adjusted Net Income (Loss) and Adjusted Diluted Earnings per Share. These are important financial measures for the Company but are not financial measures as defined by GAAP. We present these financial measures as supplemental measures of our operating performance because we believe they provide meaningful information regarding our performance and provide a basis to compare operating results between periods. We present Adjusted Operating Income, Adjusted EBITDA and Adjusted Net Income as supplemental measures of our operating performance because it eliminates the impact of certain items that we do not consider indicative of our cash operations and ongoing operating performance. Also, Adjusted EBITDA is a measure frequently used by securities analysts, investors and other interested parties in their evaluation of the operating performance of companies similar to ours. In addition, our board of directors and executive management team use Adjusted EBITDA as a compensation measure. Furthermore, under the credit agreement governing our senior secured credit facility, our ability to engage in activities such as incurring additional indebtedness, making investments and paying dividends is tied to a ratio based on Adjusted EBITDA. These financial measures should be reviewed in conjunction with the relevant GAAP financial measures and are not presented as alternative measures of GAAP. Other companies in our industry may define or calculate these measures differently than we do, limiting their usefulness as comparative measures. Because of these limitations, these non-GAAP financial measures should not be considered in isolation or as substitutes for performance measures calculated in accordance with GAAP, including operating income, operating margin, effective tax rate, net income (loss) attributable to the Company, earnings per share or cash provided by operating activities. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are presented in the attached Schedules.
Adjusted EBITDA is defined as net income (loss) attributable to TransUnion plus net interest expense, plus (less) provision (benefit) for income taxes, plus depreciation and amortization, plus stock-based compensation, plus mergers and acquisitions, divestitures and business optimization expenses, plus technology transformation expenses, plus (less) certain other expenses (income). Adjusted Operating Income is defined as operating income plus stock-based compensation, plus mergers and acquisitions, divestitures and business optimization expenses, plus technology transformation expenses, plus (less) certain other expenses (income), plus amortization of certain intangible assets. Adjusted Effective Tax Rate is defined as adjusted provision for income taxes divided by adjusted income before income taxes. Adjusted Net Income is defined as net income (loss) attributable to TransUnion plus stock-based compensation, plus mergers and acquisitions, divestitures and business optimization expenses, plus technology transformation expenses, plus (less) certain other expenses (income), plus amortization of certain intangible assets, plus or minus changes in provision for income taxes. Adjusted Earnings per Share is defined as Adjusted Net Income divided by weighted-average shares outstanding.

Forward-Looking Statements
This earnings release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current beliefs and expectations of TransUnion’s management and are subject to significant risks and uncertainties. Actual results may differ materially from those described in the forward-looking statements. Any statements made in this earnings release that are not statements of historical fact, including statements about our beliefs and expectations, are forward-looking statements. These statements often include words such as “anticipate,” “expect,” “suggest,” “plan,” “believe,” “intend,” “estimate,” “target,” “project,” “should,” “could,” “would,” “may,” “will,” “forecast,” “outlook,” “potential,” “continues,” “seeks,” “predicts,” or the negative of these words and other similar expressions. Factors that could cause actual results to differ materially from those described in the forward-looking statements include macroeconomic and industry trends and adverse developments in the debt, consumer credit and financial services markets; our ability to provide competitive services and prices; our ability to retain or renew existing agreements with large or long-term customers; our ability to maintain the security and integrity of our data; our ability to deliver services timely without interruption; our ability to maintain our access to data sources; government regulation and changes in the regulatory environment; litigation or regulatory proceedings; regulatory oversight of “critical activities,” our ability to effectively manage our costs; economic and political stability in international markets where we operate; our ability to effectively develop and maintain strategic alliances and joint ventures; our ability to timely develop new services and the market’s willingness to adopt our new services; our ability to manage and expand our operations and keep up with rapidly changing technologies; our ability to timely complete our multi-year technology transformation; our ability to make acquisitions and integrate the operations of acquired businesses; our ability to protect and enforce our intellectual property, trade secrets and other forms of unpatented intellectual property; our ability to defend our intellectual property from infringement claims by third parties; the ability of our outside service providers and key vendors to fulfill their obligations to us; further consolidation in our end-customer markets; the increased availability of free or inexpensive consumer information; losses against which we do not insure; our ability to make timely payments of principal and interest on our indebtedness; our ability to satisfy covenants in the agreements governing our indebtedness; our ability to maintain our liquidity; our reliance on key management personnel; our controlling stockholders; and other one-time events and other factors that can be found in our Annual Report on Form 10-K for the year ended December 31, 2015, as modified in any subsequent Quarterly Report on Form 10-Q or Current Report on Form 8-K, which are filed with the Securities and Exchange Commission and are available on TransUnion’s website (www.transunion.com/tru) and on the Securities and Exchange Commission’s website (www.sec.gov). Many of these factors are beyond our control. The forward-looking statements contained in this earnings release speak only as of the date of this earnings release. We undertake no obligation to publicly release the result of any revisions to these forward-looking statements to reflect the impact of events or circumstances that may arise after the date of this earnings release.
For More Information
E-mail:        Investor.Relations@transunion.com
Telephone:    312.985.2860

TRANSUNION AND SUBSIDIARIES
Consolidated Balance Sheets
(in millions, except per share data)

	September 30, 2016	December 31, 2015
	Unaudited
Assets
Current assets:
Cash and cash equivalents	$137.9	$133.2
Trade accounts receivable, net of allowance of $6.5 and $4.2	272.7	228.3
Other current assets	82.1	65.3
Total current assets	492.7	426.8
Property, plant and equipment, net of accumulated depreciation and amortization of $221.3 and $174.3	190.4	183.0
Goodwill, net	2,160.0	1,983.4
Other intangibles, net of accumulated amortization of $779.0 and $615.3	1,829.6	1,770.1
Other assets	103.2	79.5
Total assets	$4,775.9	$4,442.8
Liabilities and stockholders’ equity
Current liabilities:
Trade accounts payable	$109.0	$105.4
Short-term debt and current portion of long-term debt	49.5	43.9
Other current liabilities	186.0	146.7
Total current liabilities	344.5	296.0
Long-term debt	2,338.2	2,160.7
Deferred taxes	603.5	588.4
Other liabilities	58.2	27.8
Total liabilities	3,344.4	3,072.9
Redeemable noncontrolling interests	—	2.9
Stockholders’ equity:
Common stock, $0.01 par value; 1.0 billion shares authorized at September 30, 2016 and December 31, 2015, 183.6 million and 183.0 million shares issued at September 30, 2016 and December 31, 2015, respectively, and 183.0 million shares and 182.3 million shares outstanding as of September 30, 2016 and December 31, 2015, respectively	1.8	1.8
Additional paid-in capital	1,831.5	1,850.3
Treasury stock at cost; 0.7 million shares at September 30, 2016 and December 31, 2015	(4.6)	(4.6)
Accumulated deficit	(353.3)	(424.3)
Accumulated other comprehensive loss	(168.9)	(191.8)
Total TransUnion stockholders’ equity	1,306.5	1,231.4
Noncontrolling interests	125.0	135.6
Total stockholders’ equity	1,431.5	1,367.0
Total liabilities and stockholders’ equity	$4,775.9	$4,442.8

TRANSUNION AND SUBSIDIARIES
Consolidated Statements of Income (Loss) (Unaudited)
(in millions, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Revenue	$437.6	$389.1	$1,269.0	$1,120.7
Operating expenses
Cost of services (exclusive of depreciation and amortization below)	141.5	135.1	434.4	392.2
Selling, general and administrative	137.1	122.2	413.7	371.1
Depreciation and amortization	63.2	71.5	209.6	209.2
Total operating expenses	341.8	328.8	1,057.7	972.5
Operating income	95.8	60.3	211.3	148.2
Non-operating income and (expense)
Interest expense	(21.4)	(24.8)	(63.1)	(114.4)
Interest income	1.2	0.9	3.2	2.9
Earnings from equity method investments	2.3	2.0	6.2	6.5
Other income and (expense), net	(2.2)	(37.3)	(19.2)	(44.7)
Total non-operating income and (expense)	(20.1)	(59.2)	(72.9)	(149.7)
Income (loss) before income taxes	75.7	1.1	138.4	(1.5)
Provision for income taxes	(31.2)	(2.1)	(59.6)	(4.3)
Net income (loss)	44.5	(1.0)	78.8	(5.8)
Less: net income attributable to the noncontrolling interests	(3.3)	(3.0)	(7.8)	(7.5)
Net income (loss) attributable to TransUnion	$41.2	$(4.0)	$71.0	$(13.3)

Earnings per share:
Basic	$0.23	$(0.02)	$0.39	$(0.08)
Diluted	$0.22	$(0.02)	$0.39	$(0.08)

Weighted average shares outstanding:
Basic	182.7	182.1	182.5	159.6
Diluted	184.8	182.1	184.4	159.6

TRANSUNION AND SUBSIDIARIES
Consolidated Statements of Cash Flows (Unaudited)
(in millions)

	Nine Months Ended September 30,
	2016	2015
Cash flows from operating activities:
Net income (loss)	$78.8	$(5.8)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	209.6	209.2
Net loss on refinancing transactions	—	37.6
Amortization and loss on fair value of hedge instrument	1.2	1.5
Equity in net income of affiliates, net of dividends	(0.1)	0.4
Deferred taxes	(13.3)	(15.8)
Amortization of discount and deferred financing fees	2.4	5.4
Stock-based compensation	14.6	6.7
Provision for losses on trade accounts receivable	3.3	2.2
Other	(1.4)	0.9
Changes in assets and liabilities:
Trade accounts receivable	(34.2)	(38.3)
Other current and long-term assets	(5.8)	15.8
Trade accounts payable	(1.5)	(4.5)
Other current and long-term liabilities	22.5	(9.1)
Cash provided by operating activities	276.1	206.2
Cash flows from investing activities:
Capital expenditures	(85.5)	(96.3)
Proceeds from sale of trading securities	0.9	0.6
Purchases of trading securities	(1.3)	(1.3)
Proceeds from sale of other investments	31.0	10.9
Purchases of other investments	(31.7)	(12.8)
Acquisitions and purchases of noncontrolling interests, net of cash acquired	(345.5)	(28.3)
Acquisition-related deposits	(6.2)	9.1
Other	(3.5)	—
Cash used in investing activities	(441.8)	(118.1)
Cash flows from financing activities:
Proceeds from senior secured term loan B	150.0	1,881.0
Extinguishment of senior secured term loan B	—	(1,881.0)
Proceeds from senior secured term loan A	55.0	350.0
Extinguishment of 9.625% and 8.125% Senior Notes	—	(1,000.0)
Proceeds from senior secured revolving line of credit	145.0	35.0
Payments of senior secured revolving line of credit	(145.0)	(85.0)
Repayments of debt	(38.0)	(27.6)
Proceeds from initial public offering	—	764.5
Underwriter fees and other costs on initial public offering	—	(49.7)
Proceeds from issuance of common stock and exercise of stock options	4.7	2.2
Debt financing fees	(3.7)	(18.2)
Excess tax benefit	3.9	—
Distributions to noncontrolling interests	(3.3)	(4.1)
Payment of contingent obligation	(0.3)	—
Cash provided by (used in) financing activities	168.3	(32.9)
Effect of exchange rate changes on cash and cash equivalents	2.1	(4.4)
Net change in cash and cash equivalents	4.7	50.8
Cash and cash equivalents, beginning of period	133.2	77.9
Cash and cash equivalents, end of period	$137.9	$128.7

SCHEDULE 1
TRANSUNION AND SUBSIDIARIES
As Reported and Constant Currency Growth Rates - Unaudited

	Three Months Ended September 30, 2016 Percent Change	Nine Months Ended September 30, 2016 Percent Change
Consolidated:
Revenue as reported	12.5%	13.2%
Revenue constant currency	12.8%	14.8%

Operating income	58.9%	42.5%
Operating income constant currency	60.1%	44.4%
Adjusted Operating Income	22.2%	21.6%
Adjusted Operating Income constant currency	22.6%	23.3%

Adjusted EBITDA	18.9%	19.9%
Adjusted EBITDA constant currency	19.3%	21.5%

International:
International Consolidated
Revenue as reported	19.7%	14.0%
Revenue constant currency	21.9%	22.6%

Operating income	82.2%	120.0%
Operating income constant currency	91.2%	142.2%
Adjusted Operating Income	45.6%	36.4%
Adjusted Operating Income constant currency	47.9%	46.7%

Developed Markets
Revenue as reported	16.7%	14.8%
Revenue constant currency	16.5%	18.5%

Emerging Markets
Revenue as reported	21.4%	13.5%
Revenue constant currency	25.0%	24.9%
Constant currency percentage changes assume foreign currency exchange rates are consistent between years. This allows financial results to be evaluated without the impact of fluctuations in foreign currency exchange rates.

SCHEDULE 2
TRANSUNION AND SUBSIDIARIES
EBITDA, Adjusted EBITDA, EBITDA Margin and Adjusted EBITDA Margin - Unaudited
(dollars in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Revenue	$437.6	$389.1	$1,269.0	$1,120.7

Reconciliation of net income (loss) attributable to TransUnion to Adjusted EBITDA
Net income (loss) attributable to TransUnion	$41.2	$(4.0)	$71.0	$(13.3)
Net interest expense	20.2	24.0	59.9	111.5
Provision (benefit) for income taxes	31.2	2.1	59.6	4.3
Depreciation and amortization	63.2	71.5	209.6	209.2
EBITDA	155.8	93.6	400.2	311.7
Adjustments to EBITDA:
Stock-based compensation(1)	7.5	2.5	23.2	13.9
Mergers and acquisitions, divestitures and business optimization(2)	4.2	1.3	17.3	3.1
Technology transformation(3)	—	6.8	23.3	18.5
Other(4)	(0.9)	35.9	3.5	42.6
Total adjustments to EBITDA	10.9	46.5	67.3	78.1
Adjusted EBITDA	$166.6	$140.1	$467.5	$389.8

EBITDA margin	35.6%	24.1%	31.5%	27.8%
Adjusted EBITDA Margin	38.1%	36.0%	36.8%	34.8%
As a result of displaying amounts in millions, rounding differences may exist in the table above.

(1)	Consisted of stock-based compensation and cash-settled stock-based compensation.

(2)
For the three months ended September 30, 2016, consisted of the following adjustments to operating income: a $0.9 million adjustment to contingent consideration expense from previous acquisitions; and a $0.7 million loss on the divestiture of a small international line of business. For the three months ended September 30, 2016, consisted of the following adjustments to non-operating income and expense: $2.3 million of acquisition expenses; and a $0.3 million loss on the divestiture of a small international line of business. For the nine months ended September 30, 2016, consisted of the following adjustments to operating income: a $1.0 million adjustment to contingent consideration expense from previous acquisitions; a $0.8 million loss on the divestiture of a small international line of business; and a $(0.5) million adjustment to business optimization expenses. For the nine months ended September 30, 2016, consisted of the following adjustments to non-operating income and expense: $15.8 million of acquisition expenses; and a $0.2 million loss on the divestiture of a small international line of business.

For the three months ended September 30, 2015, consisted of the following adjustments to operating income: a $0.3 million loss on the divestiture of a business operation. For the three months ended September 30, 2015, consisted of the following adjustments to non-operating income and expense: $1.0 million of acquisition expenses. For the nine months ended September 30, 2015, consisted of the following adjustments to operating income: a $0.6 million adjustment to contingent consideration expense from previous acquisitions; and a $0.3 million loss on divestiture of a business operation. For the nine months ended September 30, 2015, consisted of the following adjustments to non-operating income and expense: $2.2 million of acquisition expenses.

(3)	Represented costs associated with a project to transform our technology infrastructure.

(4)
For the three months ended September 30, 2016, consisted of the following adjustments to operating income: $(0.7) million of miscellaneous. For the three months ended September 30, 2016, consisted of the following adjustments to non-operating income and expense: $(0.9) million of currency remeasurement of our foreign operations; a $(0.1) million mark-to-market gain related to ineffectiveness of our interest rate hedge; $0.3 million of loan fees; $0.7 million of fees connected to the filing of secondary registration statements filed on behalf of certain stockholders; and $(0.2) million of miscellaneous. For the nine months ended September 30, 2016, consisted of the following adjustments to operating income: $(0.7) million of miscellaneous; and a $0.3 million charge for certain legal and regulatory matters. For the nine months ended September

30, 2016, consisted of the following adjustments to non-operating income and expense: $(0.6) million of currency remeasurement of our foreign operations; a $0.9 million mark-to-market loss related to ineffectiveness of our interest rate hedge; $1.1 million of loan fees; and $2.5 million of fees connected to the filing of secondary registration statements filed on behalf of certain stockholders.
For the three months ended September 30, 2015, consisted of the following adjustments to operating income: $(0.5) million of miscellaneous. For the three months ended September 30, 2015, consisted of the following adjustments to non-operating income and expense: $33.8 million of debt refinancing expenses; $1.9 million of currency remeasurement of our foreign operations; a $0.4 million mark-to-market loss related to ineffectiveness on our interest rate hedge; and $0.3 million of loan fees. For the nine months ended September 30, 2015, consisted of the following adjustments to operating income: $(0.5) million of miscellaneous. For the nine months ended September 30, 2016, consisted of the following adjustments to non-operating income and expense: $37.6 million of debt refinancing expenses; $2.9 million of currency remeasurement of our foreign operations; a $1.2 million mark-to-market loss related to ineffectiveness of our interest rate hedge; $1.1 million of loan fees; and $0.3 million of miscellaneous.

SCHEDULE 3
TRANSUNION AND SUBSIDIARIES
Adjusted Net Income and Adjusted Earnings Per Share - Unaudited
(in millions, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Net income (loss) attributable to TransUnion	$41.2	$(4.0)	$71.0	$(13.3)
Adjustments before income tax items:
Stock-based compensation(1)	7.5	2.5	23.2	13.9
Mergers and acquisitions, divestitures and business optimization(2)	4.2	1.3	17.3	3.1
Technology transformation(3)	—	6.8	23.3	18.5
Other(4)	(1.1)	35.6	2.4	41.1
Amortization of certain intangible assets (5)	33.6	43.3	122.5	132.4
Total adjustments before income tax items	44.2	89.5	188.8	209.0
Change in provision for income taxes per schedule 4	(15.9)	(29.5)	(63.8)	(69.7)
Adjusted Net Income	$69.5	$56.0	$196.0	$126.0

Adjusted Earnings per Share:
Basic	$0.38	$0.31	$1.07	$0.79
Diluted(6)	$0.38	$0.30	$1.06	$0.78

Weighted-average shares outstanding:
Basic	182.7	182.1	182.5	159.6
Diluted(6)	184.8	183.8	184.4	161.0
As a result of displaying amounts in millions, rounding differences may exist in the table above.

(1)	Consisted of stock-based compensation and cash-settled stock-based compensation.

(2)
For the three months ended September 30, 2016, consisted of the following adjustments to operating income: a $0.9 million adjustment to contingent consideration expense from previous acquisitions; and a $0.7 million loss on the divestiture of a small international line of business. For the three months ended September 30, 2016, consisted of the following adjustments to non-operating income and expense: $2.3 million of acquisition expenses; and a $0.3 million loss on the divestiture of a small international line of business. For the nine months ended September 30, 2016, consisted of the following adjustments to operating income: a $1.0 million adjustment to contingent consideration expense from previous acquisitions; a $0.8 million loss on the divestiture of a small international line of business; and a $(0.5) million adjustment to business optimization expenses. For the nine months ended September 30, 2016, consisted of the following adjustments to non-operating income and expense: $15.8 million of acquisition expenses; and a $0.2 million loss on the divestiture of a small international line of business.

For the three months ended September 30, 2015, consisted of the following adjustments to operating income: a $0.3 million loss on the divestiture of a business operation. For the three months ended September 30, 2015, consisted of the following adjustments to non-operating income and expense: $1.0 million of acquisition expenses. For the nine months ended September 30, 2015, consisted of the following adjustments to operating income: a $0.6 million adjustment to contingent consideration expense from previous acquisitions; and a $0.3 million loss on divestiture of a business operation. For the nine months ended September 30, 2015, consisted of the following adjustments to non-operating income and expense: $2.2 million of acquisition expenses.

(3)	Represented costs associated with a project to transform our technology infrastructure.

(4)
For the three months ended September 30, 2016, consisted of the following adjustments to operating income: $(0.7) million of miscellaneous. For the three months ended September 30, 2016, consisted of the following adjustments to non-operating income and expense: $(0.9) million of currency remeasurement of our foreign operations; a $(0.1) million mark-to-market gain related to ineffectiveness of our interest rate hedge; $0.7 million of fees connected to the filing of secondary registration statements filed on behalf of certain shareholders; and $(0.1) million of miscellaneous. For the nine months ended September 30, 2016, consisted of the following adjustments to operating income: $(0.7) million of miscellaneous; and a $0.3 million charge for certain legal and regulatory matters. For the nine months ended September

30, 2016, consisted of the following adjustments to non-operating income and expense: $(0.6) million of currency remeasurement of our foreign operations; a $0.9 million mark-to-market loss related to ineffectiveness of our interest rate hedge; and $2.5 million of fees connected to the filing of secondary registration statements filed on behalf of certain shareholders.
For the three months ended September 30, 2015, consisted of the following adjustments to operating income: $(0.5) million of miscellaneous. For the three months ended September 30, 2015, consisted of the following adjustments to non-operating income and expense: $33.8 million of debt refinancing expenses; $1.9 million of currency remeasurement of our foreign operations; and a $0.4 million mark-to-market loss related to ineffectiveness on our interest rate hedge. For the nine months ended September 30, 2015, consisted of the following adjustments to operating income: $(0.5) million of miscellaneous. For the nine months ended September 30, 2016, consisted of the following adjustments to non-operating income and expense: $37.6 million of debt refinancing expenses; $2.9 million of currency remeasurement of our foreign operations; a $1.2 million mark-to-market loss related to ineffectiveness of our interest rate hedge; and $(0.1) million of other miscellaneous.

(5)	Consisted of amortization of intangible assets from our 2012 change in control and amortization intangible assets established in business acquisitions after our 2012 change in control.

(6)
For the three and nine months ended September 30, 2015, all outstanding stock awards were anti-dilutive since we reported a net loss attributable to TransUnion on a GAAP basis in those periods. On an as-adjusted basis, we reported net income in all periods and reflect the weighted-average diluted shares outstanding for all periods in the table above. As of September 30, 2016, for the three- and nine-month periods, there were less than 0.1 million anti-dilutive weighted shares outstanding. In addition, as of September 30, 2016, there were 5.9 million contingently issuable market-based stock awards excluded from the diluted earnings per share calculations because the market conditions had not been met.

SCHEDULE 4
TRANSUNION AND SUBSIDIARIES
Effective Tax Rate and Adjusted Effective Tax Rate - Unaudited
(dollars in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Income (loss) before income taxes	$75.7	$1.1	$138.4	$(1.5)
Total adjustments before income taxes per Schedule 3	44.2	89.5	188.8	209.0
Adjusted income before income taxes	$119.9	$90.6	$327.2	$207.5

(Provision) benefit for income taxes	(31.2)	(2.1)	(59.6)	(4.3)
Adjustments for income taxes:
Tax effect of above adjustments(1)	(17.2)	(29.6)	(69.0)	(73.7)
Eliminate impact of adjustments for unremitted foreign earnings(2)	—	1.4	—	3.6
Other(3)	1.3	(1.3)	5.2	0.4
Total adjustments for income taxes	(15.9)	(29.5)	(63.8)	(69.7)
Adjusted provision for income taxes	$(47.1)	$(31.6)	$(123.4)	$(74.0)

Effective tax rate	41.3%	187.9%	43.1%	(280.5)%
Adjusted Effective Tax Rate	39.3%	34.9%	37.7%	35.7%
As a result of displaying amounts in millions, rounding differences may exist in the table above.

(1)	Tax rates used to calculate the tax expense impact are based on the nature of each item.

(2)	Eliminates impact of certain adjustments related to our deferred tax liability for unremitted earnings, including the lapse of the look-through rule under Subpart F of the Internal Revenue Code.

(3)	Eliminates the impact of state tax rate changes on deferred taxes, valuation allowances on foreign net operating losses, and valuation allowances on capital losses and other discrete adjustments.

SCHEDULE 5
TRANSUNION AND SUBSIDIARIES
Adjusted Operating Income, Operating Margin and Adjusted Operating Margin - Unaudited
(dollars in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Revenue:
Online Data Services	$178.4	$154.9	$507.6	$455.6
Marketing Services	41.3	39.4	116.1	107.6
Decision Services	53.6	45.0	153.4	128.2
Total USIS	273.3	239.3	777.1	691.4
Developed Markets	29.2	25.0	80.2	69.9
Emerging Markets	53.1	43.7	147.5	129.9
Total International	82.3	68.7	227.7	199.8
Consumer Interactive	97.4	95.5	310.0	272.3
Total revenue, gross	$453.0	$403.6	$1,314.7	$1,163.5

Intersegment revenue eliminations:
USIS Online	$(14.3)	$(13.6)	$(42.7)	$(40.4)
International Developed Markets	(0.9)	(0.7)	(2.5)	(1.9)
International Emerging Markets	(0.2)	(0.1)	(0.5)	(0.4)
Interactive	—	—	—	—
Total intersegment revenue eliminations	(15.4)	(14.5)	(45.7)	(42.8)
Total revenue as reported	$437.6	$389.1	$1,269.0	$1,120.7

Gross operating income by segment:
USIS operating income	$63.9	$42.8	$135.5	$108.9
International operating income	14.4	7.9	27.5	12.5
Consumer Interactive operating income	41.0	36.5	125.1	96.4
Corporate operating loss	(23.5)	(26.9)	(76.8)	(69.6)
Total operating income	$95.8	$60.3	$211.3	$148.2

Intersegment operating income eliminations:
USIS	$(13.9)	$(13.2)	$(41.6)	$(39.3)
International	(0.8)	(0.5)	(2.2)	(1.4)
Consumer Interactive	14.7	13.7	43.8	40.7
Corporate	—	—	—	—
Total eliminations	$—	$—	$—	$—

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Reconciliation of operating income to Adjusted Operating Income:
USIS operating income	$63.9	$42.8	$135.5	$108.9
Stock-based compensation(1)	2.9	0.5	8.5	3.4
Mergers and acquisitions, divestitures and business optimization(2)	1.0	—	1.0	0.6
Technology transformation(3)	—	6.3	21.0	17.3
Other(4)	—	(0.5)	—	(0.5)
Amortization of certain intangible assets(5)	22.3	33.0	88.9	99.0
Adjusted USIS Operating Income	90.1	82.1	254.8	228.6

International operating income	14.4	7.9	27.5	12.5
Stock-based compensation(1)	2.1	1.2	8.0	7.7
Mergers and acquisitions, divestitures and business optimization(2)	0.7	0.3	0.8	0.3
Technology transformation(3)	—	0.5	2.4	1.2
Amortization of certain intangible assets(5)	10.0	8.8	29.3	28.1
Adjusted International Operating Income	27.1	18.6	68.0	49.9

Consumer Interactive operating income	41.0	36.5	125.1	96.4
Stock-based compensation(1)	0.2	0.1	0.6	0.3
Amortization of certain intangible assets(5)	1.2	1.5	4.3	5.3
Adjusted Consumer Interactive Operating Income	42.5	38.1	130.1	101.9

Corporate operating loss	(23.5)	(26.9)	(76.8)	(69.6)
Stock-based compensation(1)	2.3	0.7	6.0	2.5
Mergers and acquisitions, divestitures and business optimization(2)	—	—	(0.5)	—
Other(4)	(0.7)	—	(0.4)	—
Adjusted Corporate Operating Income	(21.9)	(26.2)	(71.8)	(67.1)

Total operating income	95.8	60.3	211.3	148.2
Stock-based compensation(1)	7.5	2.5	23.2	13.9
Mergers and acquisitions, divestitures and business optimization(2)	1.6	0.3	1.3	0.9
Technology transformation(3)	—	6.8	23.3	18.5
Other(4)	(0.7)	(0.5)	(0.4)	(0.5)
Amortization of certain intangible assets(5)	33.6	43.3	122.5	132.4
Total operating income adjustments	41.9	52.4	169.9	165.1
Total Adjusted Operating Income	$137.7	$112.7	$381.1	$313.3

Operating margin(6):
USIS	23.4%	17.9%	17.4%	15.8%
International	17.5%	11.5%	12.1%	6.3%
Consumer Interactive	42.1%	38.2%	40.4%	35.4%
Total operating margin	21.9%	15.5%	16.6%	13.2%

Adjusted Operating Margin(6):
USIS	33.0%	34.3%	32.8%	33.1%
International	32.9%	27.1%	29.9%	25.0%
Consumer Interactive	43.6%	39.9%	42.0%	37.4%
Total Adjusted Operating Margin	31.5%	29.0%	30.0%	28.0%
As a result of displaying amounts in millions, rounding differences may exist in the table above.

(1)	Consisted of stock-based compensation and cash-settled stock-based compensation.

(2)
For the three months ended September 30, 2016, consisted of the following adjustments to operating income: a $0.9 million adjustment to contingent consideration expense from previous acquisitions (USIS); and a $0.7 million loss on the divestiture of a small line of business (International). For the nine months ended September 30, 2016, consisted of the following adjustments to operating income: a $1.0 million adjustment to contingent consideration expense from previous acquisitions (USIS); a $0.8 million loss on the divestiture of a small line of business (International); and a $(0.5) million adjustment to business optimization expense (Corporate).

For the three months ended September 30, 2015, consisted of the following adjustments to operating income: a $0.3 million loss on the divestiture of a business operation (International). For the nine months ended September 30, 2015, consisted of the following adjustments to operating income: a $0.3 million loss on the divestiture of small line of business (International); and $0.6 million adjustment to contingent consideration expense from previous acquisitions (USIS).

(3)	Represented costs associated with a project to transform our technology infrastructure.

(4)
For the three months ended September 30, 2016, consisted of the following adjustments to operating income: $(0.7) million of miscellaneous (Corporate). For the nine months ended September 30, 2016, consisted of the following adjustments to operating income: $(0.7) million of miscellaneous (Corporate); and a $0.3 million charge for certain legal and regulatory matters (Corporate).

For the three and nine months ended September 30, 2015, consisted of the following adjustments to operating income: $(0.5) million of miscellaneous (Corporate).

(5)	Consisted of amortization of intangible assets from our 2012 change in control and amortization intangible assets established in business acquisitions after our 2012 change in control.

(6)
Segment operating margins and Adjusted Operating Margins are calculated using segment gross revenue and operating income. Consolidated operating margin and Adjusted Operating Margin is calculated using as reported revenue and operating income.

SCHEDULE 6
TRANSUNION AND SUBSIDIARIES
Segment Depreciation and Amortization - Unaudited
(dollars in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Depreciation and amortization:
USIS	$43.8	$52.8	$152.1	$153.7
International	15.4	14.2	44.4	42.6
Consumer Interactive	2.7	2.9	9.2	8.8
Corporate	1.3	1.7	3.9	4.1
Total depreciation and amortization	$63.2	$71.5	$209.6	$209.2
As a result of displaying amounts in millions, rounding differences may exist in the table above.